Exhibit 99.1

Sino-Global Announces Pricing of $3 Million Registered Direct Offering

Roslyn, New York, March 12, 2018 – Sino-Global Shipping America, Ltd. (NASDAQ: SINO) (“Sino-Global”, the “Company” or “we”), a non-asset based global shipping and freight logistics integrated solution provider, announced today it has entered into a securities purchase agreement with certain accredited investors to purchase a total of $3 million of its common stock in a registered direct offering and concurrent private placement.

Under the terms of the securities purchase agreement, Sino-Global has agreed to sell 2 million shares of its common stock. In a concurrent private placement, the Company has agreed to issue unregistered Series A Warrants and Series B Warrants to purchase up to a total of 4 million shares of common stock. The Series A Warrants and the Series B Warrants will be exercisable six months following the date of issuance and have an exercise price of $1.75. The Series A Warrants and the Series B Warrants will expire on the 5.5-year and 13-month anniversaries of their initial issuance dates, respectively. The combined purchase price for one share of common stock, one Series A Warrant and one Series B Warrant will be $1.50. The gross proceeds to Sino-Global from the registered direct offering and concurrent private placement are estimated to be $3 million before deducting the placement agent’s fees and other estimated offering expenses. The registered direct offering and concurrent private placement are expected to close on or about March 14, 2018, subject to the satisfaction of customary closing conditions.

Maxim Group LLC acted as sole placement agent for the offering.

The common stock being sold pursuant to the registered direct offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-222098), previously filed with the Securities and Exchange Commission (the “SEC”) on December 15, 2017 and declared effective on February 16, 2018. Such securities are being offered only by means of a prospectus. A prospectus supplement and the accompanying prospectus relating to and describing the terms of the registered direct offering will be filed with the SEC. The Series A Warrants and Series B Warrants, along with the underlying common stock have not been registered under the Securities Act of 1933, as amended. When available, copies of the prospectus supplement and the accompanying prospectus relating to the registered direct offering may be obtained at the SEC’s website www.sec.gov or by contacting Maxim Group LLC, 405 Lexington Avenue, 2nd Floor, New York, NY 10174, at 212-895-3745.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Sino-Global Shipping America, Ltd.

Founded in the United States in 2001, Sino-Global Shipping America, Ltd. is a company engaged in shipping, chartering, logistics and related business services. Headquartered in New York, Sino-Global has offices in Los Angeles, mainland China, Australia, Canada and Hong Kong. The Company’s current service offerings consist of inland transportation management, freight logistics and container trucking services. Additional information about Sino-Global can be found on the Company’s corporate website at www.sino-global.com. The Company routinely posts important information on its website.

Forward Looking Statements

No statement made in this press release should be interpreted as an offer to purchase any security. Such an offer can only be made in accordance with the Securities Act of 1933, as amended, and applicable state securities laws. Any statements contained in this release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties as identified in Sino-Global’s filings with the Securities and Exchange Commission. Actual results, events or performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as the date hereof. Sino-Global undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events except as required by applicable securities regulations or rules.

Contact Information

The Equity Group Inc.

Terry Downs

Senior Associate

(212)-836-9615 / tdowns@equityny.com